UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2014 (March 17, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 12th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 17, 2014, American Realty Capital Properties, Inc., a Maryland corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cole Credit Property Trust, Inc., a Maryland corporation (the “Company”), and Desert Acquisition, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will commence a cash tender offer for all of the outstanding shares of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), pursuant to the terms and subject to the conditions of the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Company Common Stock at a price of $7.25 per share (the “Offer Price”) in cash, without interest, subject to applicable tax withholding. Following the consummation of the Offer, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Company will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock not purchased in the Offer (other than shares held by Parent, any of its subsidiaries or any wholly owned subsidiaries of the Company, which will automatically be canceled and retired and will cease to exist) will be converted into the right to receive an amount, in cash and without interest, equal to the Offer Price.

Completion of the Offer is subject to various conditions, including that at least that number of shares of Company Common Stock which, together with any shares of Company Common Stock beneficially owned by Parent or Merger Sub, represents at least a majority of the shares of Company Common Stock outstanding as of immediately prior to the expiration of the Offer (as it may be extended pursuant to its terms), are validly tendered in the Offer and not validly withdrawn. The Offer will expire at midnight, New York City time, on the twentieth business day following and including the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). Any such extensions will be appropriately communicated via public filings with the SEC or other public dissemination. The consummation of the Offer is subject to certain other customary conditions, including the accuracy of the Company’s representations and warranties (subject to customary qualifications), the Company’s material compliance with its covenants and agreements contained in the Merger Agreement, receipt of certain third party consents and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) with respect to the Company’s business. The Offer is not subject to a financing condition. The closing of the Merger is subject to various additional conditions, including, if required under Maryland law, approval of the Merger Agreement by the Company’s stockholders.

The parties have agreed that if after the purchase of shares of Company Common Stock pursuant to the Offer, and after giving effect to any shares of Company Common Stock purchased pursuant to the top-up option described in the next paragraph, Parent, Merger Sub and their respective subsidiaries own at least 90% of the outstanding shares of Company Common Stock, then once the other conditions to completion of the Merger are satisfied or waived, the Company will merge with and into the Merger Sub pursuant to a “short-form” merger in accordance with the applicable provisions of Maryland law, which would not require a vote of the Company’s stockholders.

In the Merger Agreement, the Company has granted Merger Sub an option (the “Top-Up Option”) to purchase, at a price per share equal to the Offer Price, that number of newly issued shares of Company Common Stock equal to the lowest number of shares that, when added to the number of shares of Company Common Stock owned, directly or indirectly, by Parent or Merger Sub at the time of exercise of the Top-Up Option, constitutes one share more than 90% of the outstanding shares of Company Common Stock (after giving effect to the issuance of all shares subject to the Top-Up Option). Merger Sub may exercise the Top-Up Option only if upon exercise of the Top-Up Option, Parent will directly or indirectly own one share more than 90% of the outstanding shares of Company Common Stock after giving effect to the issuance of shares of Company Common Stock pursuant to exercise of the Top-Up Option.

Parent and the Company have made certain customary representations and warranties to each other in the Merger Agreement. The Company has also made certain covenants relating to the conduct of the Company’s business between the date of the Merger Agreement and the closing of the Merger and other matters, including the “go-shop” and “no-shop” covenants described below.

During the period (the “Go Shop Period”) beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York City time) on April 16, 2014 (the “No Shop Period Start Date”), the Company may initiate, solicit and encourage any alternative acquisition proposals, provide non-public information to and engage in discussions with third parties with respect to acquisition proposals. From and after the No Shop Period Start Date, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions with third parties regarding alternative acquisition proposals.

The Merger Agreement includes certain termination rights for both Parent and the Company and provides that, in connection with the termination of the Merger Agreement, under specified circumstances, the Company may be required to pay Parent a termination fee of $1,463,000 and reimburse Parent’s transaction expenses in an amount up to $500,000.

The Company is party to an advisory agreement with Cole REIT Advisors, LLC (the “Advisor”), and a property management and leasing agreement with Cole Realty Advisors, LLC (the “Property Manager”), under which the Advisor and the Property Manager manage the day-to-day operations and assets of the Company and any transactions related to the Company’s real estate portfolio. Prior to the consummation of the Cole Merger, as defined below, the Advisor and the Property Manager were indirectly owned and controlled by Cole Real Estate Investments, Inc. (“CREI”) as a result of CREI acquiring Cole Holdings Corporation (“CHC”) on April 5, 2013 pursuant to a transaction whereby CHC merged with and into CREInvestments, LLC, a wholly owned subsidiary of CREI. On February 7, 2014, CREI merged with and into a direct wholly owned subsidiary of Parent (the “Cole Merger”). As a result of the Cole Merger and certain internal restructuring transactions undertaken by Parent following the consummation of the Cole Merger, Parent indirectly owns and controls the Advisor and the Property Manager. Nicholas S. Schorsch, the Chief Executive Officer and Chairman of the Board of Directors of Parent, William M. Kahane, a member of the Board of Directors of Parent, D. Kirk McAllaster, Jr., the Chief Financial Officer of certain indirect subsidiaries of Parent, and Robin A. Ferracone (who is not an officer or employee of Parent or the Company or a current director of Parent) constitute the Board of Directors of the Company. Upon the recommendation of a special negotiating committee of independent directors of Parent (none of whom are officers or employees of Parent or the Company or directors of the Company) formed to evaluate a proposed transaction with the Company, all of the members of the Board of Directors of Parent, other than Messrs. Schorsch and Kahane, who abstained, approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary description of the material terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The representations and warranties in the Merger Agreement were made as of a specified date, are qualified by a confidential disclosure letter, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders and may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or Parent at the time they were made or otherwise and should only be read in conjunction with the other information that Parent makes publicly available in reports, statements and other documents filed with the SEC.

Important Information

The Offer for the outstanding shares of the Company Common Stock has not yet commenced. This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company. At the time the Offer is commenced, Merger Sub will file a tender offer statement on Schedule TO, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer with the SEC. Investors and the Company’s stockholders are strongly advised to read carefully the tender offer statement (including the offer to purchase, the letter of transmittal and the related tender offer documents) and the related solicitation/recommendation statement when they become available, as they will contain important information, including the various terms of, and conditions to, the Offer. Such materials, when prepared and ready for release, will be made available to the Company’s stockholders at no expense to them. In addition, when prepared and ready for release, such materials will be available for free from the SEC’s website at www.sec.gov.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect Parent’s and the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed Offer or Merger at all or in a timely manner due to the failure to satisfy the conditions to completion of the Offer and the Merger; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; the business plans of the tenants of the respective parties; the outcome of any legal proceedings relating to the Offer, the Merger or the Merger Agreement; and risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in Parent’s and the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Parent and the Company disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Agreement and Plan of Merger, dated as of March 17, 2014, among American Realty Capital Properties, Inc., Cole Credit Property Trust, Inc. and Desert Acquisition, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

March 20, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors